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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 30, 2004


                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8787                   13-2592361
   (State or Other           (Commission File Number)       (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 770-7000

                   ------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01. Other Events.

     On November 30, 2004, American International Group, Inc. (AIG) announced that AIG and its subsidiary AIG Financial Products Corp. (AIGFP) have reached a final settlement with the Securities and Exchange Commission (SEC), the Fraud Section of the United States Department of Justice, and the United States Attorney for the Southern District of Indiana with respect to issues arising from certain transactions with Brightpoint, Inc., The PNC Financial Services Group, Inc. (PNC), and related matters.

     The agreement with the SEC, under which AIG does not admit or deny any wrongdoing, will fully resolve all government claims against AIG and its subsidiaries regarding the transactions and related public statements and press releases. Pursuant to the agreement, AIG will pay into an SEC disgorgement fund approximately $46 million in fees (and interest on the fees) on the PNC transactions, which were structured by AIGFP. In addition, AIG is enjoined from future violations of certain provisions of the federal securities laws. The Brightpoint transaction, which was underwritten by the Loss Mitigation Unit of the National Union Fire Insurance Company of Pittsburgh, Pa., was settled with the SEC in 2003. The settlement includes the appointment of an independent consultant who will review certain transactions entered into between 2000 and 2004 to determine whether the transactions were used by a counterparty to violate GAAP or obtain a specified accounting or reporting result. The settlement also requires AIG to establish a transaction review committee. The independent consultant will review the policies and procedures of the transaction review committee.

      AIGFP will pay a penalty of $80 million to the DOJ. The settlement with the DOJ consists of an agreement with respect to AIG and AIGFP and a complaint and deferred prosecution agreement with AIGFP PAGIC Equity Holding Corp. (PAGIC) that will foreclose future prosecutions in connection with the PNC and Brightpoint transactions, provided that the companies comply with the agreements. AIGFP has also agreed to a statement of facts describing its conduct.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN INTERNATIONAL GROUP, INC.
                                                 (Registrant)

Date: November 30, 2004                 By /s/ ERNEST T. PATRIKIS
                                        ------------------------------------
                                        Name:  Ernest T. Patrikis
                                        Title: Senior Vice President
                                               and General Counsel